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                                                                    EXHIBIT 99.5
                 FORM OF LETTER TO CLIENTS CONCERNING OFFER FOR
                             ALL OUTSTANDING NOTES

                           PAHC HOLDINGS CORPORATION

                               OFFER TO EXCHANGE
                       15% SENIOR SECURED NOTES DUE 2010
                          OF PAHC HOLDINGS CORPORATION
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
           PURSUANT TO THE PROSPECTUS, DATED                  , 2005

                              FOR ALL OUTSTANDING

                       15% SENIOR SECURED NOTES DUE 2010
                          OF PAHC HOLDINGS CORPORATION

To Our Clients:

     Enclosed for your consideration is a Prospectus, dated           , 2005
(the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of PAHC Holdings Corporation (the "Issuer"), which together constitute the Issuer's offer to exchange 15% Senior Secured Notes due 2010 of the Issuer (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which the Prospectus is a part, for the Issuer's outstanding unregistered 15% Senior Secured Notes due 2010 (the "Old Notes"), upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the Registration Rights Agreement dated February 10, 2005, between the Issuer and Jefferies & Company, Inc. Other capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

     This material is being forwarded to you as the beneficial owner of the Old Notes carried by us for your account or benefit but not registered in your name. A tender of such Old Notes may only be made by us as the registered holder and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City time, on           , 2005, unless extended by the Issuer (the
"Expiration Date"). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time before the Expiration Date.

     Your attention is directed to the following:

          1. The Exchange Offer is for any and all Old Notes.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Terms of the Exchange Offer."

          3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Prospectus and the Letter of Transmittal.

          4. The Exchange Offer expires at 5:00 p.m., New York City time, on
                 , 2005, unless extended by the Issuer.
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     The Exchange Offer is not being made to, nor will exchange be accepted from or on behalf of, holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used directly by you to tender Old Notes held by us and registered in our name for your account or benefit.

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein in connection with the Exchange Offer of PAHC Holdings Corporation with respect to the Old Notes, including the Prospectus and the Letter of Transmittal.

     This form will instruct you to tender the Old Notes held by you for the account or benefit of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. Please tender the Old Notes held by you for my (our) account as indicated below:

            Aggregate Principal Amount of Old Notes to be exchanged

                  ------------------------------------------*

     Dated:________________, 2005

* I (we) understand that if I (we) sign these instruction forms without indicating an aggregate principal amount of Old Notes in the space above, the aggregate principal amount of all Old Notes held by you for my (our) account will be exchanged.

                                         Signature(s)

                                         Please print name(s) here

                                         Address(es)

                                         Area Code and Telephone Number

                                         Tax Identification or Social Security
                                         Number(s)

     None of the Old Notes held by us for your account or benefit will be tendered unless we receive written instructions from you to do so. Unless specific contrary instructions are given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender the aggregate principal amount of all Old Notes held by us for your account or benefit.

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